Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5200

Public Relations Contact

Dave Peterson, 650.603.5200

MERCURY INTERACTIVE CORPORATION REPORTS PRELIMINARY THIRD QUARTER RESULTS

MOUNTAIN VIEW, CALIF., — OCTOBER 4, 2005 — Mercury Interactive Corporation (NASDAQ: MERQE), the global leader in business technology optimization (BTO), today announced that based on its preliminary review of its third quarter results, it expects to achieve between $198.0 million and $203.0 million in revenues for the third quarter of 2005, compared to the guidance of $205.0 million to $215.0 million which Mercury gave in its July 28, 2005 press release.

As it reported in its August 29, 2005 press release, Mercury is effecting a restatement which will not be completed before November 2005 and therefore Mercury is not able to give GAAP fully diluted earnings per share or non-GAAP fully diluted earnings per share at this time. However, had Mercury been making a determination on GAAP fully diluted earnings per share and non-GAAP fully diluted earnings per share consistent with the assumptions made in its July 28, 2005 press release (without taking into account the effects of the required restatement), Mercury believes that the third quarter results would be at or slightly below the low end of the GAAP fully diluted earnings per share range and within the non-GAAP fully diluted earnings per share range that it announced in its July 28, 2005 press release.

“The disappointing third quarter results are due primarily to the delayed timing of several large transactions as well as our continued transition in Europe” stated Amnon Landan, Chairman and Chief Executive Officer at Mercury. “We remain focused on improving execution and are cautious about the fourth quarter. We believe the actions initiated in the third quarter will position us to capitalize on our significant market opportunity and strong competitive position.”

UPDATE ON STATUS OF SEC INQUIRY

The Company also reported that the previously disclosed informal inquiry from the Securities and Exchange Commission (SEC) has been converted to a formal investigation. The Company believes that the focus of this formal investigation is substantially the same as the informal inquiry. Mercury has and will continue to cooperate with the SEC on the investigation.

Mercury Interactive Corporation Reports Preliminary Third Quarter Results	Page 2

Q3 2005 EARNINGS CONFERENCE CALL

Mercury will host a conference call to discuss Q3 2005 Earnings on November 2, 2005. At such time, Mercury will address in greater detail its third quarter results and update its guidance for the remainder of 2005. Information regarding the call will be available on the Investor Relations Page of the Company’s website at http://www.mercury.com/ir in mid-October.

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQE), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance for the third quarter of fiscal 2005, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual third quarter results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) third quarter 2005 revenues, expenses and earnings per share; 2) the mix of perpetual and term licenses in the third quarter and the effect of the timing of the recognition of revenue from products sold under term licenses; 3) the results of the Special Committee investigation; 4) results of the Company’s announced restatement; 5) expectations as to the timing of the completion of the Special Committee investigation, the Company’s review, restatement and filing of its historical financial statements and the filing of its Form 10-Q for the second quarter of fiscal year 2005; 6) third quarter costs incurred by Mercury in connection with the Special Committee investigation and the SEC investigation; 7) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the restatement; 8) the possibility that the trustee for the Notes or the holders of at least 25% of the outstanding principal amount of the Notes may, following expiration of a 60 day cure period, cause acceleration of repayment of the entire principal amount and accrued interest on the Notes; 9) the nature and scope of the ongoing SEC investigation; 10) the possibility that the Nasdaq Listing Qualifications Panel may not grant the Company’s request for an extension to regain compliance with Nasdaq listing qualifications or the Company’s failure to regain

Mercury Interactive Corporation Reports Preliminary Third Quarter Results	Page 3

compliance within any extension period, in which case the Company’s common stock would be delisted from the Nasdaq National Market; 11) dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; and 12) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of October 4, 2005, and Mercury undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

The Company’s management uses the non-GAAP results in its own evaluation of performance and as an additional baseline for assessing the future earnings potential of the Company. The Company’s management also uses the non-GAAP results for budget planning purposes on a quarterly basis and for determining executive compensation.

Non-GAAP results are not to be considered in isolation and are not in accordance with, or a substitute for, GAAP results and may be different from similar measures used by other companies, even if similar terms are used to identify such measures. Although the Company’s management finds its non-GAAP results useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material impact on the Company’s net income and net income per share calculated in accordance with GAAP. Therefore, the Company’s management typically uses its non-GAAP results in conjunction with GAAP results, to address these limitations. Investors should also consider these limitations when evaluating the results of the Company.

While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental measure since, with the reconciliation from non-GAAP to GAAP financial information; it may provide additional insight into its financial results. For example, the non-GAAP results provide an indication of the Company’s baseline performance before the effects of business combination adjustments and other charges that are considered by management to be outside of the Company’s core operational results. The Company believes that presenting the non-GAAP results provides investors with an additional tool for evaluating the performance of the Company’s business, particularly on a comparative basis from period to period. The non-GAAP financial measures are presented by the Company in order to give investors further information about historical and expected results and increase their ability to compare financial information from period to period.

###

Mercury Interactive Corporation Reports Preliminary Third Quarter Results	Page 4

Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com